201 Riverneck Road, Chelmsford, Massachusetts 01824-2820 U.S.A. • +1 978.256.1300 • www.mrcy.com • twitter: @MRCY FOR IMMEDIATE RELEASE News Release Mercury Systems Acquires Lewis Innovative Technologies, Inc. Acquisition extends Company’s leadership in embedded secure processing solutions for critical national security programs CHELMSFORD, Mass.  Dec. 16, 2015 Mercury Systems, Inc. (NASDAQ: MRCY, www.mrcy.com), today announced that it has acquired Lewis Innovative Technologies, Inc. (LIT). A privately-held company based in Decatur, Ala., LIT is at the forefront of technology development necessary to protecting systems critical to national security while meeting strict DoD Program Protection Requirements. These technologies have proven application to a broad range of secure processing needs for several critical military missions. Terms of the transaction were not disclosed. The acquisition is not expected to have a material impact on Mercury’s financial results for the second quarter or full fiscal year 2016. The Company intends to maintain LIT’s presence in the Huntsville, Ala. tech corridor. “We are very pleased to welcome LIT to the Mercury family,” said Mark Aslett, Mercury’s President and Chief Executive Officer. “Embedded systems security has become a requirement for new and emerging military programs. LIT’s security solutions significantly extend our leadership in secure embedded computing, which is a critical differentiator from our traditional competition. LIT’s solutions, combined with our next-generation secure Intel server-class product line, together with a mandate from the government to secure electronic systems for domestic and foreign military sales, position us well to capitalize on DoD program protection security requirements,” Aslett concluded. “LIT’s products and engineers are widely-known and well-respected among Government and prime contractors for their technical contributions to the security community,” said Scott Orton, Vice President, Secure Processing Solutions at Mercury Defense Systems. “LIT’s technical capabilities, combined with Mercury’s extensive portfolio of software, firmware, and hardware-based security solutions will enable more cost-effective, modular, open-systems architectures that are trusted and secure.” For more information on LIT, visit www.mrcy.com or contact Mercury at (866) 627-6951 or info@mrcy.com. Mercury Systems – Innovation That Matters™ Mercury Systems (NASDAQ:MRCY) is the better alternative for affordable, secure and sensor processing subsystems designed and made in the USA. Optimized for program and mission success, Mercury’s solutions power a wide variety

Mercury Systems Acquires Lewis Innovative Technologies, Inc., Page 2 201 Riverneck Road, Chelmsford, Massachusetts 01824-2820 U.S.A. • +1 978.256.1300 • www.mrcy.com • twitter: @MRCY of critical defense and intelligence applications on more than 300 programs such as Aegis, Patriot, SEWIP, F-35 and Gorgon Stare. Headquartered in Chelmsford, Massachusetts, Mercury Systems is a high-tech commercial company purpose-built to meet rapidly evolving next-generation defense electronics challenges. To learn more, visit www.mrcy.com. Forward-Looking Safe Harbor Statement This press release contains certain forward-looking statements, as that term is defined in the Private Securities Litigation Reform Act of 1995, including those relating to the acquisition of Lewis Innovative Technologies, Inc. described herein. You can identify these statements by the use of the words “may,” “will,” “could,” “should,” “would,” “plans,” “expects,” “anticipates,” “continue,” “estimate,” “project,” “intend,” “likely,” “forecast,” “probable,” “potential,” and similar expressions. These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected or anticipated. Such risks and uncertainties include, but are not limited to, continued funding of defense programs, the timing and amounts of such funding, general economic and business conditions, including unforeseen weakness in the Company’s markets, effects of continued geopolitical unrest and regional conflicts, competition, changes in technology and methods of marketing, delays in completing engineering and manufacturing programs, changes in customer order patterns, changes in product mix, continued success in technological advances and delivering technological innovations, changes in, or in the U.S. Government’s interpretation of, federal export control or procurement rules and regulations, market acceptance of the Company's products, shortages in components, production delays or unanticipated expenses due to performance quality issues with outsourced components, inability to fully realize the expected benefits from acquisitions and restructurings, or delays in realizing such benefits, challenges in integrating acquired businesses and achieving anticipated synergies, changes to export regulations, increases in tax rates, changes to generally accepted accounting principles, difficulties in retaining key employees and customers, unanticipated costs under fixed-price service and system integration engagements, and various other factors beyond our control. These risks and uncertainties also include such additional risk factors as are discussed in the Company's filings with the U.S. Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended June 30, 2015. The Company cautions readers not to place undue reliance upon any such forward-looking statements, which speak only as of the date made. The Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made. # # # Contact: Gerry Haines, CFO Mercury Systems, Inc. +1 978-967-1990 Mercury Systems and Innovation That Matters are trademarks of Mercury Systems, Inc. Other product and company names mentioned may be trademarks and/or registered trademarks of their respective holders.